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                                                                     Exhibit 5

                                      [Briggs & Stratton Corporation Letterhead]





                                                                April 16, 1997

Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222

Ladies and Gentlemen:

I am General Counsel of Briggs & Stratton Corporation, a Wisconsin corporation (the "Company"), and have advised the Company in connection with the proposed sale of up to $175,000,000 principal amount of the Company's Debt Securities (the "Securities"). The Securities are to be issued under an Indenture (the "Indenture") between the Company and Bank One, Columbus, N.A., as Trustee (the "Trustee"), with certain terms of the Securities to be established by certain officers of the Company who have been authorized by its Board of Directors to do so, as part of the corporate action taken and to be taken (the "Corporate Proceedings") relating to the issuance of the Securities. I, or members of my staff, have examined or are otherwise familiar with the Articles of Incorporation of the Company, the Bylaws of the Company, the Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Securities are to be registered under the Securities Act of 1933, as amended, the Corporate Proceedings and such other documents, records, and instruments as I have deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that, upon its proper execution by all required signatories, the Indenture shall be a valid and binding instrument and that, upon the completion of the Corporate Proceedings and the authentication, issuance, sale and delivery of the Securities, the Securities shall be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, including such terms as are established pursuant to the Corporate Proceedings, in accordance with the respective terms thereof (subject, as to enforcement of remedies,
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                   [BRIGGS & STRATTON CORPORATION LETTERHEAD]


April 16, 1997
Page 2

to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and the general principles of equity). I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to being named in the prospectus supplement under the caption "Legal Matters" with respect to the matters stated therein.

Sincerely,

/s/ Thomas R. Savage

Thomas R. Savage